AGREEMENT AND PLAN OF MERGER


                    AGREEMENT AND PLAN OF MERGER dated June 23, 1997, by and among ADVANCED NMR SYSTEMS, INC., a Delaware corporation ("Advanced NMR"), ANMR/AMS MERGER CORP., a Delaware corporation ("Acquisition Corp."), and ADVANCED MAMMOGRAPHY SYSTEMS, INC., a Delaware corporation ("AMS").


                                W I T N E S S E T H :


                    WHEREAS, Acquisition Corp. is a wholly-owned subsidiary of Advanced NMR;

                    WHEREAS, Advanced NMR is the owner of 1,250,000 shares (the "AMS Shares") of common stock, $.01 par value per share ("AMS Common Stock"), of AMS;

                    WHEREAS, Advanced NMR desires to acquire the shares of AMS Common Stock not owned by it through the merger of Acquisition Corp. with and into AMS pursuant to the terms hereinafter set forth (the "Merger");

                    WHEREAS, the respective Boards of Directors of Advanced NMR and Acquisition Corp. deem it advisable and in the best interests of Advanced NMR and Acquisition Corp. that Acquisition Corp. be merged with and into AMS upon the terms and conditions hereinafter specified;

                    WHEREAS, the Board of Directors of AMS, upon the recommendation of a special committee of independent directors ("Special Committee") of AMS, deems it advisable and in the best interests of AMS that Acquisition Corp. be merged with and into AMS upon the terms and conditions hereinafter specified;

                    WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

                    WHEREAS, Acquisition Corp. has an authorized capital stock consisting of 1,000 shares of Common Stock, $.01 par value per share (the "Acquisition Corp. Common Stock"), of which 100 shares are currently issued and outstanding and owned by Advanced NMR; and

                    WHEREAS, AMS has an authorized capital stock consisting of (i) 5,000,000 shares of preferred stock, $.01 par value per share (the "AMS Preferred Stock"), none of which is issued and outstanding; and (ii) 25,000,000 shares of AMS Common Stock, of which 7,616,254 shares are currently issued and outstanding.

                    NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto, intending to be legally bound hereby, agree as follows:


                                      ARTICLE I


                       ADOPTION OF AGREEMENT AND PLAN OF MERGER

                    1.1  The Merger.  At the Effective Time (as defined in
                         ----------
          Section 1.2 herein), in accordance with this Agreement and the
          -----------
          relevant provisions of the Delaware General Corporation Law (the "DGCL"), Acquisition Corp. shall be merged with and into AMS.
          AMS shall be the surviving corporation of the Merger and AMS shall continue, and be deemed to continue, for all purposes after the Merger, and the existence of Acquisition Corp. shall cease at the Effective Time.

                    1.2  Effective Date of the Merger.  This Agreement
                         ----------------------------
          shall be submitted to the stockholders of AMS as provided in
          Section 5.4 hereof, and to the sole stockholder of Acquisition
          -----------
          Corp., as provided in Section 5.4 hereof, for approval as soon as
                                -----------
          practicable after the execution of this Agreement. Subject to the terms and conditions hereof, upon the authorization, approval and adoption hereof by (a) the affirmative vote of the holders of at least a majority of the outstanding shares of each of AMS Common Stock and Acquisition Corp. Common Stock entitled to vote thereon as provided by the DGCL, and (b) the affirmative vote of the holders of at least a majority of the outstanding shares of common stock, $.01 par value per share, of Advanced NMR ("Advanced NMR Common Stock") of the Recapitalization Transactions (as defined below), a Certificate of Merger (the "Certificate of Merger") meeting the requirements of Section 251 of the DGCL shall be executed, verified and acknowledged as required by the provisions of Sections 251 and 103 of the DGCL and be delivered to the Secretary of State of Delaware for filing (the time of such filing being the "Effective Time" and the date of such filing being the "Effective Date"). The term "Recapitalization Transactions" shall mean the following transactions: (w) a 1 for 10 reverse stock split of the outstanding shares of Advanced NMR Common Stock (the "Reverse Stock Split"); (x) the amendment of Advanced NMR's Certificate of Incorporation to reflect the Reverse Stock Split; (c) the election of a new Board of Directors of Advanced NMR; (d) the change of name of Advanced NMR; and (e) the number of shares of Advanced NMR Common Stock authorized for grant under its 1993 Employee Stock Option Plan and its 1993 Directors Stock Option Plan for Non-Employee Directors.

                    1.3  Surviving Corporation; Certificate of
                         -------------------------------------
          Incorporation of Surviving Corporation.  Following the Merger,
          --------------------------------------
          AMS shall continue to exist under, and be governed by, the laws of the State of Delaware. The Certificate of Incorporation of AMS, as in effect on the Closing Date, shall continue in full force and effect as the Certificate of Incorporation of AMS, except that upon the Merger the Certificate of Incorporation of AMS shall be amended to change its authorized capital stock to consist of only 1,000 shares of common stock, $.01 par value per share.

                    1.4   Merger Consideration; Conversion of AMS Common
                          ----------------------------------------------
          Stock; Cancellation of Acquisition Corp. Common Stock.  (a)  At
          -----------------------------------------------------
          the Effective Time, by virtue of the Merger and without any action on the part of Acquisition Corp., AMS or the holders of any shares of AMS Common Stock, each share of AMS Common Stock issued and outstanding immediately prior to the Effective Time (other than AMS shares owned by Advanced NMR), shall be converted into the right to receive four-tenths (.40) of one fully paid and nonassessable share of Advanced NMR Common Stock (the "Conversion Number"). The Conversion Number has been determined taking into account (a) the Reverse Stock Split; and (b) the conversion of all AMS Debentures (as defined in Section 1.8) into shares of AMS Common Stock. The number of shares of Advanced NMR Common Stock to be received by the AMS stockholders in exchange for each share of AMS Common Stock pursuant to the Merger is hereinafter referred to as the "Merger Consideration." All shares of AMS Common Stock to be converted into shares of Advanced NMR Common Stock pursuant to the Merger are hereinafter referred to as the "Converted Shares."

                     (b) At the Effective Time, each share of Acquisition Corp. Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Advanced NMR, be cancelled and cease to exist.

                     1.5  Exchange of Certificates.  (a) Prior to the
                          ------------------------
          Effective Time, Advanced NMR will select an exchange agent (the "Exchange Agent") reasonably acceptable to AMS to effectuate the delivery of the Merger Consideration provided for in Section 1.4
                                                               -----------
          to holders of AMS Common Stock (other than AMS shares owned by Advanced NMR) upon surrender of certificates which immediately prior to the Effective Time represented shares of AMS Common Stock ("Certificates").

                     (b) As of the Effective Time, Advanced NMR shall provide, or shall take all steps necessary to provide, to the Exchange Agent, the aggregate number of shares of Advanced NMR Common Stock post-Reverse Stock Split to be issued in the Merger pursuant to Section 1.4(a) in exchange for the shares of AMS
                      --------------
          Common Stock. The Exchange Agent shall, pursuant to irrevocable instructions, make the deliveries of the Merger Consideration required in respect of the Merger.

                     (c) Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of an outstanding Certificate, determined as of the Effective Date, a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent), advising such holder of the terms of the exchange effected by the Merger and the procedure for surrendering to the Exchange Agent such Certificate in exchange for the Merger Consideration.

                     (d) Upon surrender of a Certificate to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration provided for in
          Section 1.4(a) (consisting of a certificate representing that
          --------------
          whole number of shares of Advanced NMR Common Stock which such holder has the right to receive hereunder), and the Certificate so surrendered shall forthwith be canceled. Shares of Advanced NMR Common Stock shall be delivered to such holder as promptly as practicable and (except as hereinafter provided) in no event later than twenty (20) days after proper delivery of the applicable Certificates and letters of transmittal to the Exchange Agent.

                     (e) All shares of Advanced NMR Common Stock issued upon conversion of the shares of AMS Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of AMS Common Stock.

                     (f) Neither Acquisition Corp., Advanced NMR nor AMS shall be liable to any holder of shares of AMS Common Stock for any such shares of Advanced NMR Common Stock delivered to a public official pursuant to any abandoned property, escheat or similar law. Until surrendered in accordance with the provisions of Section 1.5, each Certificate representing Converted Shares
             -----------
          shall represent, for all purposes, only the right to receive the Merger Consideration.

                     (g) Any shares of Advanced NMR Common Stock which remain undistributed to holders of AMS Common Stock for six (6) months after the Effective Time shall be delivered to Advanced NMR, upon demand, and any holder of AMS Common Stock who has not theretofore complied with this Section 1.5 shall thereafter look
                                         -----------
          to Advanced NMR for the Merger Consideration to which he is entitled.

                     1.6  No Fractional Shares.  No certificates or scrip
                          --------------------
          for fractional shares of Advanced NMR Common Stock will be issued and no such fractional share interest shall entitle the owner thereof to vote or to any rights of or as a stockholder of Advanced NMR. In lieu of issuing any such fractional shares to which a holder of AMS Common Stock would otherwise be entitled to receive, the Exchange Agent shall round up or down to the nearest whole share.

                     1.7  Certificates in Other Names.  If any certificate
                          ---------------------------
          evidencing shares of Advanced NMR Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefore is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent or to Advanced NMR acting solely in its corporate capacity, as the case may be, any transfer or other taxes required by reason of the issuance of a certificate for shares of Advanced NMR Common Stock in any name other than that of the registered holder of the Certificate surrendered or otherwise required or establish to the satisfaction of the Exchange Agent or of Advanced NMR acting solely in its corporate capacity, as the case may be, that such tax has been paid or is not payable.

                     1.8  Treatment of AMS Options, AMS Warrants and AMS
                          ----------------------------------------------
          Debentures.  At the Effective Time, Advanced NMR shall assume all
          ----------
          of the rights and obligations of AMS pursuant to the (i) AMS Option Plans (as hereinafter defined), (ii) AMS Warrants (as hereinafter defined) and (iii) AMS Debentures (as hereinafter defined) except that Advanced NMR shall not be obligated to issue AMS Common Stock upon the exercise of the Options (as hereinafter defined) and AMS Warrants and conversion of the AMS Debentures, but, pursuant to the terms of such Options, AMS Warrants and AMS Debentures as modified in accordance with this Section 1.8, shall
                                                         -----------
          instead be obligated to issue, for each share of AMS Common Stock that would have been issuable upon the exercise of such Options and AMS Warrants and conversion of the AMS Debentures immediately prior to the Effective Time, a number of shares of Advanced NMR Common Stock equal to the Merger Consideration. (All such Options, AMS Warrants and AMS Debentures are sometimes hereinafter referred to as the "Derivative Securities".) At or prior to the Effective Time, AMS shall make all necessary and appropriate adjustments to the Derivative Securities to provide that such Derivative Securities shall be amended and converted as of the Effective Time into an option, warrant or conversion right to acquire shares of Advanced NMR Common Stock as described in the first sentence of this Section. No fractional shares of Advanced NMR Common Stock shall be issued upon the exercise or conversion of such Derivative Securities, and if the number of shares of Advanced NMR Common Stock issuable upon exercise or conversion of all or any portion of such Derivative Securities shall include a fraction of a share, then the number of shares of Advanced NMR Common Stock deliverable upon exercise shall be rounded up or down to the nearest whole share unless otherwise provided in the instrument governing the Derivative Security.
          The term "Options," "AMS Option Plans," "AMS Warrants" and "AMS Debentures" are defined in Schedule 1.8.
                                     ------------


                                      ARTICLE II


                                       CLOSING

                     2.1  Closing Date.  The closing of the Merger (the
                          ------------
          "Closing") shall take place at the offices of Reid & Priest LLP, 40 West 57th Street, New York, New York 10019 at 10:00 a.m., New York time, on that day on which the last of the conditions set forth in Articles VI and VII shall have been satisfied or, if permissible, waived (other than those conditions which by their terms are to occur only at the Closing), or on and at such other date, time and place as Advanced NMR, Acquisition Corp. and AMS may agree (the date of the Closing hereinafter being referred to as the "Closing Date").


                                     ARTICLE III


                        REPRESENTATIONS AND WARRANTIES OF AMS

                     AMS hereby represents and warrants to Advanced NMR and Acquisition Corp. as follows:

                     3.1  Due Incorporation.  AMS is a corporation duly
                          -----------------
          organized, validly existing and in good standing under the laws of its jurisdiction of organization, with all requisite power and authority to own, lease and operate its properties and to carry on its business as they are now being owned, leased, operated and conducted. AMS is qualified to do business and is in good standing as a foreign corporation in the States of Massachusetts and New Jersey which are the only jurisdictions where the nature of the properties owned, leased or operated by it and the business transacted by it require such qualification. AMS has no direct or indirect subsidiaries, either wholly or partially owned, and AMS does not hold any voting or management interest in any corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association, individual or other entity (a "Person") or own any security issued by any Person.

                     3.2  Due Authorization.  AMS has full power and
                          -----------------
          authority to enter into this Agreement and the Certificate of Merger (the "Related Agreement") and, subject to obtaining the necessary approval of this Agreement and the Merger by the stockholders of AMS, to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by AMS of this Agreement and the Related Agreement have been duly and validly approved and authorized by the Board of Directors of AMS, and, subject to obtaining the necessary approval of the Merger by the AMS stockholders, the Related Agreement and the transactions contemplated hereby and thereby. AMS has duly and validly executed and delivered this Agreement and will duly and validly execute and deliver the Related Agreement. Subject to obtaining the necessary approval of the AMS stockholders, this Agreement constitutes the legal, valid and binding obligation of AMS and the Related Agreement to which AMS is a party, will, upon execution thereof by AMS, constitute the legal, valid and binding obligation of AMS, in each case enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                     3.3  Non-Contravention; Consents and Approvals.  (a)
                          -----------------------------------------
          The execution and delivery of this Agreement by AMS does not, and the performance by AMS of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any lien upon any of the assets or properties of AMS under, any of the terms, conditions or provisions of (i) the Certificate of Incorporation or By-Laws of AMS, or (ii) subject to obtaining the necessary approval of this Agreement and the Merger by the AMS stockholders and the taking of the actions described in paragraph
          (b) of this Section, (x) any statute, law, rule, regulation or ordinance (together, "Laws"), or any judgment, decree, order, writ, permit or license, of any Governmental Entity (as defined in paragraph (b) below), applicable to AMS or any of its assets or properties, or (y) any contract, agreement or commitment to which AMS is a party or by which AMS or any of its assets or properties is bound, excluding from the foregoing clauses (x) and
          (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of liens which would not have an AMS Material Adverse Effect (as defined in Section 3.7) or result in the inability of AMS to consummate the transactions contemplated by this Agreement.

                     (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, admini-strative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by AMS in connection with the execution and delivery of this Agreement and the Related Agreement or the consummation by AMS or the AMS stockholders of the transactions contemplated hereby and thereby, the failure to obtain which would have an AMS Material Adverse Effect or result in the inability of AMS to consummate the transactions contemplated hereby, except for:

                 (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the requirements of the DGCL and if applicable, the filing of the appropriate documents with the relevant authorities of other states in which AMS is qualified to transact business; and

                (ii) the filing of a proxy statement ("Proxy Statement") with the Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the Securities Act of 1933, as amended (the "1933 Act") and the declaration of the effectiveness of the Registration Statement (as hereinafter defined) by the Commission and filings with various blue sky authorities.

                     3.4  Capitalization.  (a)  The authorized capital
                          --------------
          stock of AMS consists of 5,000,000 shares of AMS Preferred Stock and 25,000,000 shares of AMS Common Stock. On the date hereof, there are issued and outstanding no shares of AMS Preferred Stock and 7,616,254 shares of AMS Common Stock. All of the issued and outstanding shares of AMS Common Stock are validly issued, fully paid and nonassessable and the issuance thereof was not subject to preemptive rights.

                     (b) Except for shares of AMS Common Stock issuable pursuant to the Derivative Securities, there are no shares of AMS Common Stock or other equity securities (whether or not such securities have voting rights) of AMS issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating AMS to issue, transfer or sell any shares of capital stock or other securities (whether or not such securities have voting rights) of AMS. There are no outstanding contractual obligations of AMS which relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of capital stock or other securities of AMS.

                     3.5  Financial Statements; Undisclosed Liabilities;
                          ----------------------------------------------
          Other Documents.  (a)  For purposes of this Agreement, "AMS
          ---------------
          Financial Statements" shall mean (i) the audited financial statements of AMS as of September 30, 1996 and September 30, 1995 (including all notes thereto) which are included in the AMS SEC Documents (as defined in Section 3.6), consisting of the balance sheets at such dates and the related statements of income, stockholders' equity and cash flows for the twelve month periods ended September 30, 1996 and 1995; and (ii) the unaudited financial statements of AMS as of March 31, 1997 and March 31, 1996 consisting of the balance sheets at such dates and the related statements of income, and cash flows for the three and six-month periods ended March 31, 1997 and March 31, 1996. The AMS Financial Statements have been prepared in accordance with GAAP consistently applied (except as may be indicated therein or in the notes thereto) and present fairly the consolidated financial position of AMS as at the dates thereof and the consolidated results of operations and cash flows of AMS for the periods covered thereby.

                     (b) AMS does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, which individually or in the aggregate could be reasonably expected to have an AMS Material Adverse Effect except
          (i) as set forth on or reflected in the AMS Financial Statements as of and for the period ended March 31, 1997 (the "March 1997 Financials") or (ii) liabilities and obligations incurred since March 31, 1997 in the ordinary and usual course of its business.

                     3.6  Commission Filings.  AMS has timely filed all
                          ------------------
          required forms, reports and other documents with the Commission since January 1, 1995, all of which complied when filed, in all material respects, with all applicable requirements of the 1933 Act and 1934 Act as applicable. AMS has heretofore delivered to Acquisition Corp. complete and correct copies of (i) its Annual Report on Form 10-K for the twelve-month period ended September 30, 1996 and its Quarterly Report on Form 10-Q for the four-month period ended March 31, 1997, (ii) all proxy statements relating to AMS' meetings of stockholders (whether annual or special) since January 1, 1995, and (iii) all other reports, forms and other documents filed by AMS with the Commission since January 1, 1995 (together, the "AMS SEC Documents"). As of their respective dates, the AMS SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except as otherwise set forth on Schedule 3.6. The audited financial
                                 ------------
          statements and the unaudited interim financial statements of AMS included or incorporated by reference in the AMS SEC Documents were prepared in accordance with GAAP consistently applied (except as may be indicated therein or in the notes thereto) and present fairly the consolidated financial position of AMS as at the dates thereof and the consolidated results of operations and cash flows of AMS for the periods covered thereby.

                     3.7  No Material Adverse Effects or Changes.  Except
                          --------------------------------------
          as listed on Schedule 3.7, or as disclosed in or reflected in the
                       ------------
          March 1977 Financials, or as contemplated by this Agreement or the Related Agreement, since March 31, 1997, AMS has not
          (i) suffered any damage, destruction or Loss to any of its assets or properties (whether or not covered by insurance) which is having or could reasonably be expected to have an AMS Material Adverse Effect, (ii) declared, set aside or paid any dividend or other distribution in respect of its capital stock; (iii) made any direct or indirect redemption, purchase or other acquisition of any shares (other than purchases in connection with the exercise of options) of its capital stock or made any payment (other than dividends) to any of its stockholders (in their capacity as stockholders); (iv) issued or sold any shares of its capital stock or any options, warrants or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares or taken any action to reclassify or recapitalize or split up its capital stock; (v) mortgaged, pledged or subjected to any lien, lease, security interest, encumbrance or other restriction, any of its material properties or assets except in the ordinary and usual course of its business and consistent with past practice; or (vi) except in the ordinary and usual course of its business and consistent with its past practice forgiven or canceled any material debt or claim, or waived any material right. "Loss" shall mean liabilities, losses, costs, claims, damages (including consequential damages), penalties and expenses (including attorneys' fees and expenses and costs of investigation and litigation). An "AMS Material Adverse Effect" shall mean an effect on or circumstance involving the business, operations, assets, liabilities, results of operations, cash flows or condition (financial or otherwise) of AMS which is materially adverse to AMS.

                     3.8  Intellectual Property.  Schedule 3.8 is a true
                          ---------------------   ------------
          and complete list of all of the trademarks, tradenames, service marks, and patents material to AMS' MRI technology (including any registrations of or pending applications for any of the foregoing) ("Intellectual Property") used by AMS in the conduct of its business. Except as disclosed on Schedule 3.8:
                                                   ------------

                     (a) all of such Intellectual Property is owned by AMS free and clear of all liens, and is not subject to any license, royalty or other agreement, except the License Agreement dated as of July 29, 1992 ("License Agreement") between AMS and Advanced NMR;

                     (b) none of such Intellectual Property has been or is the subject of any pending or, to the best of AMS' knowledge, threatened litigation or claim of infringement; or

                     (c) no license or royalty agreement to which AMS is a party is in breach or default by any party thereto except where such breach or default would not have an AMS Material Adverse Effect or is the subject of any notice of termination given or, to AMS' knowledge, threatened.

                    3.9  Tax Returns and Audits.  AMS has duly filed all
                         ----------------------
          federal, state, local and foreign tax returns, reports and forms required to be filed by it, except where the failure to so file would not have an AMS Material Adverse Effect. AMS has duly paid (except for Taxes being contested in good faith) or made adequate provisions on its books in accordance with GAAP for the payment of all Taxes which have been incurred or are due and payable, and AMS will on or before the Effective Time of the Merger make adequate provision on its books in accordance with GAAP for all Taxes payable for any period through the Effective Time of the Merger for which no return is required to be filed prior to the Effective Time. The federal and state income tax returns of AMS have never been examined by the Internal Revenue Service or state taxing authority, respectively, nor has AMS granted or given any extensions or waivers of the statute of limitations with respect to any such federal and state income tax returns. AMS is not aware of any basis for the assertion of any deficiency against it for Taxes, which, if adversely determined, would have an AMS Material Adverse Effect. For purposes of this Agreement, "Taxes" shall mean all taxes, assessments and governmental charges imposed by any federal, state, local or foreign government, taxing authority, subdivision or agency thereof, including, but not limited to, any withholding, payroll, employment, custom, duty, sales, any other governmental fee or assessment, and penalties, in addition to any liability to a third party for such amounts.

                    3.10  Litigation.  There are no actions, suits,
                          ----------
          arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to AMS' knowledge, threatened against or affecting AMS any of its officers or directors in their capacity as such, or any of its property or business which could reasonably be expected to have an AMS Material Adverse Effect. AMS is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Entity, other than orders of general applicability.

                    3.11  Compliance with Applicable Laws.  AMS holds all
                          -------------------------------
          permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are required in the operation of its business (the "AMS Permits"), except for those the failure of which to hold would not have an AMS Material Adverse Effect. AMS is in compliance with the terms of the AMS Permits, except where the failure so to comply would not have an AMS Material Adverse Effect. To AMS' knowledge, AMS is not in violation of any law, ordinance or regulation of any Governmental Authority, including environmental and labor laws and regulations, except for possible violations which individually and in the aggregate do not, and, insofar as reasonably can be foreseen by AMS, will not in the future have an AMS Material Adverse Effect.

                    3.12  Medical Devices.  Except as set forth on
                          ---------------
          Schedule 3.12, AMS has not applied for premarket approval of, or
          -------------
          510(k) notification to, the U.S. Food and Drug Administration (the "FDA") for any products it plans to sell. Except as set forth on Schedule 3.12, there are no products proposed to be sold
                   -------------
          by AMS for which pre-market approval or 510(k) notification is required.

                    3.13  Contracts; No Defaults.  Schedule 3.13 list the
                          ----------------------   -------------
          material contracts to which AMS is a party. Except as disclosed in the AMS SEC Documents, neither AMS, nor to AMS' knowledge any other party thereto, is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred or by reason of the Merger would occur which, with notice or lapse of time or both, could be reasonably expected to result in a default under, any contract, agreement or commitment to which AMS is a party or by which AMS or any of its assets or properties is bound, except for breaches, violations and defaults which are not having and could not be reasonably expected to have an AMS Material Adverse Effect. AMS is not is required to give any notice to any person regarding this Agreement or the Related Agreement or the transactions contemplated hereby or thereby other than any notice, the failure of which to give would not have an AMS Material Adverse Effect.

                    3.14  Fees of Brokers, Finders and Financial Advisors.
                          -----------------------------------------------
          Except for the Special Committee ("Special Committee") of the AMS Board of Directors' engagement of Valuemetrics, Inc., whose fees and expenses shall be paid by AMS, neither AMS, nor any officer, director, or employee of AMS, has employed any broker, finder or investment banker or incurred any liability for any brokerage or investment banking fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

                    3.15  Special Committee Recommendation; Board of
                          ------------------------------------------
          Directors Recommendation.  The Special Committee of the Board of
          ------------------------
          Directors of AMS has duly adopted at a special meeting duly held on May 26, 1997 resolutions recommending to the Board approval of this Agreement, the Related Agreement, and the Merger, and the transactions contemplated hereby on the terms and conditions set forth herein. Upon the recommendation of the Special Committee, the Board of Directors of AMS has duly adopted at a special meeting of such Board, resolutions approving this Agreement, the Related Agreement, and the Merger, and the transactions contemplated hereby on the terms and conditions set forth herein and has determined to recommend that the stockholders of AMS approve this Agreement and the Merger (subject to the fiduciary duty of the AMS Board of Directors determined by the directors after consultation with legal counsel).

                    3.16  Opinion of Financial Advisor.  AMS has received
                          ----------------------------
          the opinion of Valuemetrics, Inc., to the effect that, as of May 26, 1997, the date the Board of Directors of AMS authorized the Merger, the consideration to be received in the Merger by the stockholders of AMS was fair from a financial point of view to the stockholders of AMS, and a true and complete copy of such opinion has been delivered to Advanced NMR prior to the execution of this Agreement.


                                      ARTICLE IV


                          REPRESENTATIONS AND WARRANTIES OF
                          ACQUISITION CORP. AND ADVANCED NMR

                    Acquisition Corp. and Advanced NMR, jointly and severally, hereby represent and warrant to AMS as follows:

                    4.1  Due Incorporation.  Each of Advanced NMR and
                         -----------------
          Acquisition Corp. (Advanced NMR, each subsidiary of Advanced NMR and Acquisition Corp. are referred to collectively herein as the "ANMR Companies") is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the ANMR Companies is qualified to do business and is in good standing as a domestic or foreign corporation in New Jersey and Massachusetts.

                    4.2  Due Authorization.  Each of Advanced NMR and
                         -----------------
          Acquisition Corp. has full power and authority to enter into this Agreement and the Related Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Advanced NMR of this Agreement has been duly and validly approved by the Board of Directors of Advanced NMR, and no other actions or proceedings on the part of Advanced NMR are necessary to authorize this Agreement. The execution, delivery and performance by Acquisition Corp. of this Agreement and the Related Agreement have been duly and validly approved by the Board of Directors and stockholder of Acquisition Corp., and no other actions or proceedings on the part of Acquisition Corp. or its stockholder are necessary to authorize this Agreement and the Related Agreement. Each of Advanced NMR and Acquisition Corp. has duly and validly executed and delivered this Agreement and Acquisition Corp. has duly and validly executed and delivered (or will duly and validly execute and deliver on or prior to the Closing Date) the Related Agreement. This Agreement constitutes the legal, valid and binding obligations of each of Advanced NMR and Acquisition Corp., and the Related Agreement will, upon execution, constitute the legal, valid and binding obligation of Acquisition Corp., in each case enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    4.3  Non-Contravention; Consents and Approvals.  (a)
                         -----------------------------------------
          The execution and delivery of this Agreement by Advanced NMR and Acquisition Corp. does not, and the performance by Advanced NMR and Acquisition Corp. of their obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any lien upon any of the assets or properties of any of the ANMR Companies under, any of the terms, conditions or provisions of
          (i) the certificate of incorporation or bylaws of each of the ANMR Companies, or (ii) subject to the taking of the actions described in paragraph (b) of this Section, (x) any statute, law, rule, regulation or ordinance (together, "Laws"), or any judgment, decree, order, writ, permit or license, of any Governmental Entity, or (y) any contract, agreement or commitment to which any ANMR Company is a party or by which any ANMR Company or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of liens which would not have an ANMR Material Adverse Effect or result in the inability of Advanced NMR or Acquisition Corp. to consummate the transactions contemplated by this Agreement.

                    (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by Advanced NMR or Acquisition Corp. in connection with the execution and delivery of this Agreement and the Related Agreement or the consummation by each of Advanced NMR and Acquisition Corp. or each of their respective stockholders of the transactions contemplated hereby and thereby, the failure to obtain which would have an ANMR Material Adverse Effect or result in the inability of Advanced NMR or Acquisition Corp. to consummate the transactions contemplated hereby, except for:

                   (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the requirements of the DGCL; and

                  (ii) the filing of the Proxy Statement/Prospectus with the Commission pursuant to the 1933 Act and the declaration of the effectiveness of the Registration Statement by the Commission and filings with various blue sky authorities, which shall contain the registration of the shares of Advanced NMR Common Stock issuable pursuant to the Merger and the Recapitalization Transactions for approval by the stockholders of Advanced NMR.

                    4.4  Capitalization.  (a)  The authorized capital stock
                         --------------
          of Advanced NMR consists of 1,000,000 shares of Preferred Stock, $.01 par value per share ("Advanced NMR Preferred Stock") and 50,000,000 shares of Advanced NMR Common Stock. On the date hereof, there are no shares of Advanced NMR Preferred Stock issued and outstanding and 43,747,623 shares of Advanced NMR Common Stock issued and outstanding. The authorized capital stock of Acquisition Corp. consists of 1,000 shares of Acquisition Corp. Common Stock, of which there are 100 shares issued and outstanding on the date hereof. All of the issued and outstanding shares of Advanced NMR and Acquisition Corp. Common Stock are, and all shares of Advanced NMR Common Stock to be issued to AMS stockholders in the Merger or upon exercise of the Derivative Securities will be, validly issued, fully paid and nonassessable and the issuances thereof were not and will not be subject to preemptive rights. As of March 31, 1997, there are _________ shares of Advanced NMR Common Stock reserved for issuance under Advanced NMR stock option plans and warrants (the "ANMR Derivative Securities").

                    (b)  Schedule 4.4 lists all ANMR derivative securities.
                         ------------
          Except for the ANMR derivative securities, there are no shares of Advanced NMR Common Stock and Acquisition Corp. Common Stock or other equity securities (whether or not such securities have voting rights) of Advanced NMR and Acquisition Corp. issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating Advanced NMR and/or Acquisition Corp. to issue, transfer or sell any shares of capital stock or other securities (whether or not such securities have voting rights) of Advanced NMR and Acquisition Corp. There are no outstanding contractual obligations of Advanced NMR or Acquisition Corp. which relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of capital stock or other securities of each of Advanced NMR and Acquisition Corp. The Advanced NMR Common Stock trades on the NASDAQ small cap system.

                    4.5  Financial Statements; Undisclosed Liabilities;
                         ----------------------------------------------
          Other Documents.  (a)  For purposes of this Agreement, "Advanced
          ---------------
          NMR Financial Statements" shall mean (i) the audited financial statements of Advanced NMR as of September 30, 1996 and September 30, 1995 (including all notes thereto) which are included in the ANMR SEC Documents (as defined in Section 4.6), consisting of the balance sheets at such dates and the related statements of operations, stockholders' equity and cash flows for the twelve-month period ended September 30, 1996 and the nine-month period ended September 30, 1995, and (ii) the unaudited financial statements of Advanced NMR as of March 31, 1997 and March 31, 1996 which are included in the ANMR SEC Documents, consisting of the balance sheets at such dates and the related statements of operations, stockholders' equity and cash flows for the three and six-month periods ended March 31, 1997 and March 31, 1996. The Advanced NMR Financial Statements have been prepared in accordance with GAAP consistently applied and present fairly the financial position, of Advanced NMR as at the dates thereof and the results of operations and cash flows of Advanced NMR for the periods covered thereby.

                    (b) Advanced NMR does not have any liabilities or obligations of any nature, whether accrued, contingent, absolute or otherwise, which individually or in the aggregate could be reasonably expected to have an ANMR Material Adverse Effect except (i) as set forth in the Advanced NMR Form 10-K for the fiscal year ended September 30, 1996 and in the March 31, 1997 balance sheet (the "ANMR Balance Sheet") in the Advanced NMR Form 10-Q for the fiscal quarter ended March 31, 1997 ("AMNR March 1997 Financials") or (ii) liabilities or obligations incurred since March 31, 1997 in the ordinary and usual course of its business.

                    4.6  Commission Filings.  Advanced NMR has in a timely
                         ------------------
          manner filed all required forms, reports and other documents with the Commission since January 1, 1995, all of which complied when filed, in all material respects, with all applicable requirements of Section 12(g) of the 1934 Act. Advanced NMR has heretofore delivered to AMS complete and correct copies of (i) its Annual Report on Form 10-K for the twelve-month period ended September 30, 1996, as filed with the Commission, (ii) all proxy statements relating to Advanced NMR's meetings of stockholders (whether annual or special) since January 1, 1995, and (iii) all other reports, forms and other documents filed by Advanced NMR with the Commission since January 1, 1995 (together, the "ANMR SEC Documents"). As of their respective dates, the ANMR SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The audited financial statements and the unaudited interim financial statements of Advanced NMR, included or incorporated by reference in the ANMR SEC Documents were prepared in accordance with GAAP consistently applied during the periods involved (except as may be otherwise indicated in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the Commission), and fairly present the financial position of Advanced NMR as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments).

                    4.7  No Material Adverse Effects or Changes.  Except as
                         --------------------------------------
          listed on Schedule 4.7, or as disclosed in or reflected in the
                    ------------
          financial statements included in the ANMR SEC Documents, or as contemplated by this Agreement or the Related Agreements, since March 31, 1997, none of the ANMR Companies has (i) suffered any damage, destruction or Loss to any of its assets or properties (whether or not covered by insurance) which is having or could be expected to have an ANMR Material Adverse Effect, or (ii) increased the compensation of any executive officer of any ANMR Company except for increases consistent with past practices. An "ANMR Material Adverse Effect" shall mean an effect on or circumstances involving the business, operations, assets, liabilities, results of operations, cash flows or condition (financial or otherwise) which is materially adverse to the ANMR Companies, taken as a whole.

                    4.8  Absence of Certain Changes or Events.  Except as
                         ------------------------------------
          disclosed in the ANMR March 1997 Financials or in Schedule 4.8
                                                            ------------
          hereto, since March 31, 1997 Advanced NMR has not (i) declared, set aside or paid any dividend or other distribution in respect of its capital stock; (ii) made any direct or indirect redemption, purchase or other acquisition of any shares (other than purchases in connection with the exercise of options) of its capital stock or made any payment (other than dividends) to any of their stockholders (in their capacity as stockholders); (iii) issued or sold any shares of its capital stock or any options, warrants or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares or taken any action to reclassify or recapitalize or split up their capital stock; (iv) mortgaged, pledged or subjected to any lien, lease, security interest, encumbrance or other restriction, any of their material properties or assets except in the ordinary and usual course of their business and consistent with past practice;
          (v) except in the ordinary and usual course of its business and consistent with its past practices forgiven or canceled any material debt or claim, waived any material right; or (vi) adopted or amended any plan or arrangement (other than amendments that are not material or that were made to comply with laws or regulations) for the benefit of any director, officer or employee or changed the compensation (including bonuses) to be paid to any director, officer or employee, except for changes made consistent with the prior practice of Advanced NMR.

                    4.9  Intellectual Property.  Schedule 4.9 is a true and
                         ---------------------   ------------
          complete list of all of Intellectual Property used by Advanced NMR in the conduct of its business. Except as disclosed on
          Schedule 4.9:
          ------------

                    (a) all of the Intellectual Property is owned by Advanced NMR free and clear of all liens, and is not subject to any license, royalty or other agreement, other than the License Agreement;

                    (b) none of the Intellectual Property has been or is the subject of any pending or, to the best of Advanced NMR's knowledge, threatened litigation or claim of infringement; or

                    (c) no license or royalty agreement to which Advanced NMR is a party is in breach or default by any party thereto or the subject of any notice of termination given or threatened.

                    4.10  Insurance.  Advanced NMR is insured with
                          ---------
          reputable insurers against all risks and in such amounts normally insured against by companies of the same type and in the same line of business as Advanced NMR.

                    4.11  Employee Benefit Plans and Employment Agreements.
                          ------------------------------------------------
          (a) For purposes of this Agreement, the term "Advanced NMR Employee Plan" shall mean any pension, profit sharing, retirement, deferred compensation, bonus or other incentive plan, any other employee program, arrangement, agreement or understanding, any medical, vision, dental or other health plan, any life insurance plan, or any other employee benefit plan, including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA to which Advanced NMR contributes or is a party or is bound or under which it may have a liability and under which its employees or retirees (or their beneficiaries) are eligible to participate or derive a benefit.

                    (b) The only Advanced NMR Employee Plan which is intended to be qualified under Section 401(a) of the Code is the Advanced NMR Systems, Inc. 401(k) Retirement Plan (the "Advanced NMR Qualified Plan"). The Advanced NMR Qualified Plan has received a favorable determination letter from the Internal Revenue Service. During the six year period preceding the Closing Date, neither Advanced NMR nor any other entity with which Advanced NMR is in any way affiliated has sponsored or otherwise had an obligation to contribute to any "defined benefit plan" (within the meaning of the Section 3(35) of ERISA).

                    (c) The Advanced NMR Employee Plan has been maintained in substantial compliance with its terms and in all material respects with the applicable requirements of law (including, without limitation, ERISA and the Code) and, other than claims for benefits submitted by participants or beneficiaries in the ordinary course, there is no legal action, investigation, claim or proceeding pending or, to the knowledge of Advanced NMR, threatened against or affecting any Advanced NMR Employee Plan which would have an ANMR Material Adverse Effect.

                    (d) There is no employment contract or agreement covering any employee of Advanced NMR that could give rise to the payment of any amount that would not be deductible by reason of
          Section 280G of the Code.

                    4.12  Labor Matters.  Each of the ANMR Companies has
                          -------------
          conducted and currently is conducting, its business in full compliance with all laws relating to employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment except where such failure to be in compliance would not have an ANMR Material Adverse Effect. The relationship of the ANMR Companies with its respective employees is generally satisfactory, and there is, and during the past three years there has been, no labor strike, dispute, slow-down, work stoppage or other labor difficulty pending or, to Advanced NMR's knowledge, threatened against or involving the ANMR Companies. None of the employees of the ANMR Companies are covered by any collective bargaining agreement, no collective bargaining agreement is currently being negotiated by the ANMR Companies and to Advanced NMR's knowledge, no attempt is currently being made or during the past three years has been made to organize any employees of the ANMR Companies to form or enter a labor union or similar organization.

                    4.13  Tax Returns and Audits.  Except as set forth on
                          ----------------------
          Schedule 4.13, Advanced NMR has duly filed all federal, state,
          -------------
          local and foreign tax returns, reports and forms required to be filed by it, except where the failure to so file would not have an ANMR Material Adverse Effect. Advanced NMR has duly paid (except for Taxes being contested in good faith) or made adequate provisions on their books in accordance with GAAP for the payment of all Taxes which have been incurred or are due and payable, and Advanced NMR will on or before the Effective Time of the Merger make adequate provision on its books in accordance with GAAP for all Taxes payable for any period through the Effective Time of the Merger for which no return is required to be filed prior to the Effective Time. Except as set forth on Schedule 4.13, the
                                                      -------------
          federal and state income tax returns of Advanced NMR have never been examined by the Internal Revenue Service or state taxing authority, respectively, nor has Advanced NMR granted or given any extensions or waivers of the statute of limitations with respect to any such federal and state income tax returns. Advanced NMR is not aware of any basis for the assertion of any deficiency against Advanced NMR for Taxes, which, if adversely determined, would have an ANMR Material Adverse Effect.

                    4.14  Litigation.   (a)  Except as disclosed in
                          ----------
          Schedule 4.14, there are no actions, suits, arbitrations,
          -------------
          regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to Advanced NMR's knowledge, threatened against or affecting any ANMR Company or any of its respective officers or directors in their capacity as such, or any of its respective properties or businesses which could reasonably be expected to have an ANMR Material Adverse Effect. Except as set forth on Schedule 4.14, all of the
                                          -------------
          proceedings pending against any ANMR Company is covered and being defended by insurers (subject to such deductibles as are set forth in such Schedule). Except as disclosed in Schedule 4.14,
                                                           -------------
          no ANMR Company is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Entity, other than orders of general applicability. Since January 1, 1995, none of the ANMR Companies has entered into any agreement to settle or compromise any proceeding pending or threatened against it which has involved any obligation other than the payment of money or for which it has any continuing obligation.

                    (b) There are no claims, actions, suits, proceedings, or investigations pending or, to Advanced NMR's knowledge, threatened by or against any of the ANMR Companies with respect to this Agreement or the Related Agreement, or in connection with the transactions contemplated hereby or thereby.

                    (c)  Except as set forth on Schedule 4.14, there are no
                                                -------------
          pending or, to Advanced NMR's knowledge, threatened claims against any director, officer, employee or agent of any ANMR Company or any other Person which could give rise to any claim for indemnification against any ANMR Company.

                    4.15  Compliance with Applicable Laws.  Each of the
                          -------------------------------
          ANMR Companies holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are required in the operation of its respective business (the "ANMR Permits") except for those the failure of which to hold would have an ANMR Material Adverse Effect. The ANMR Companies are in compliance with the terms of the ANMR Permits, except where the failure so to comply would not have an ANMR Material Adverse Effect. Except as disclosed in Schedule 4.15,
                                                           -------------
          to Advanced NMR's knowledge, none of the ANMR Companies is in violation of any law, ordinance or regulation of any Governmental Authority, including environmental laws and regulations, except for possible violations which individually and in the aggregate do not, and, insofar as reasonably can be foreseen by Advanced NMR, will not in the future have an ANMR Material Adverse Effect.

                    4.16  Medical Devices.  Except for the products set
                          ---------------
          forth on Schedule 4.16, Advanced NMR sells no products for which
                   -------------
          a premarket approval of, or 510(k) notification to, the FDA or other Governmental Authority is required, and Advanced NMR is not, as to any other product, otherwise subject to the jurisdiction of the FDA or any similar state, local or foreign Governmental Authority. There are no products sold by Advanced NMR for which a new or modified pre-market approval or 510(k) notification is required and for which such approval has not been issued or clearance has not been made by the FDA.

                    4.17  Contracts; No Defaults.  Schedule 4.17 lists all
                          ----------------------   -------------
          material contracts to which any of the ANMR Companies is a party. Except as disclosed in the ANMR SEC Documents, neither any ANMR Company nor to Advanced NMR's knowledge, any other party thereto, is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred or by reason of the Merger would occur which, with notice or lapse of time or both, could be reasonably expected to result in a default under, any contract, agreement or commitment to which any ANMR Company is a party or by which any ANMR Company or any of its assets or properties is bound, except for breaches, violations and defaults which are not having and could not be reasonably expected to have an ANMR Material Adverse Effect. Except as described in Schedule 4.17, none of the ANMR Companies
                                 -------------
          is required to give any notice to any person regarding this Agreement or the Related Agreement or the transactions contemplated hereby or thereby.

                    4.18  Fees of Brokers, Finders and Investment Bankers.
                          -----------------------------------------------
          Neither Advanced NMR nor any officer, director, or employee of Advanced NMR has employed any brokers, finder or investment banker (except for Houlihan Lokey Howard & Zukin) or incurred any liability for any brokerage or investment banking fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

                    4.19  Opinion of Financial Advisor.  Advanced NMR has
                          ----------------------------
          received the opinion of Houlihan Lokey Howard & Zukin, to the effect that, as of May 26, 1997, the date the Board of Directors of Advanced NMR authorized the Merger, the consideration to be paid in the Merger by Advanced NMR was fair from a financial point of view to the stockholders of Advanced NMR, and a true and complete copy of such opinion has been delivered to AMS prior to execution of this Agreement.


                                      ARTICLE V


                                      COVENANTS

                    5.1  Implementing Agreement.  Subject to the terms and
                         ----------------------
          conditions hereof, each party hereto shall use its best efforts to take all action required of it to fulfill its obligations under the terms of this Agreement and to facilitate the consummation of the transactions contemplated hereby.

                    5.2  Access to Information and Facilities.  From and
                         ------------------------------------
          after the date of this Agreement, AMS shall give Advanced NMR and Acquisition Corp. and their representatives access during normal business hours and upon reasonable notice to all of the facilities, properties, books, contracts, commitments and records of AMS and shall make the officers and employees of AMS available to Advanced NMR and Acquisition Corp. and their representatives as Advanced NMR or Acquisition Corp. or their representatives shall from time to time reasonably request. Advanced NMR and Acquisition Corp. and their representatives will be furnished with any and all information concerning AMS which Advanced NMR or Acquisition Corp. or their representatives reasonably request. The obligations set forth in this Section 5.2 shall also apply to
                                            -----------
          Advanced NMR and Acquisition Corp., mutatis mutandis.
                                              ------- --------

                    5.3  Preservation of Business.  From the date of this
                         ------------------------
          Agreement until the Closing Date, each of AMS and Advanced NMR shall operate only in the ordinary and usual course of business consistent with past practice, and shall use reasonable commercial efforts to (a) preserve intact its respective business organization, (b) preserve the good will and advantageous relationships with customers, suppliers, independent contractors, employees and other Persons material to the operation of its business, and (c) not permit any action or omission which would cause any of the representations or warranties contained herein to become inaccurate or any of the covenants to be breached in any material respect.

                    5.4  Proxy Materials; AMS and Advanced NMR Stockholder
                         -------------------------------------------------
          Approval.  (a) As soon as practicable after the date hereof,
          --------
          Advanced NMR and AMS will prepare and file the Proxy Statement/Prospectus that will be included in the Registration Statement containing (i) the Proxy Statement relating to the AMS Stockholders' Meeting at which this Agreement and the Merger will be voted upon, (ii) a prospectus relating to the shares of Advanced NMR Common Stock to be issued by Advanced NMR in connection with the Merger, and (iii) the Proxy Statement relating to the Advanced NMR stockholders' meeting ("Advanced NMR Stockholders' Meeting") at which the Recapitalization Transactions will be voted upon, and each of Advanced NMR and AMS shall use all reasonable efforts to have the Registration Statement declared effective as promptly as practicable. AMS will convene the AMS Stockholders' Meeting as promptly as practicable after the Registration Statement is declared effective to consider and vote upon the approval of this Agreement and the Merger. Subject to fiduciary obligations of the AMS Board of Directors or the members of the Special Committee under applicable law as determined by such AMS Board members or Special Committee members in good faith after consultation with legal counsel, the board of directors of AMS shall recommend such approval to its stockholders and use its best efforts to obtain such approval. Advanced NMR will convene the Advanced NMR Stockholders' Meeting as promptly as practicable after the Registration Statement is declared effective to consider and vote upon the approval of the Recapitalization Transactions. The board of directors of Advanced NMR shall recommend such approval to its stockholders and use its best efforts to obtain such approval.

                    (b) The information supplied by AMS for inclusion in the Proxy Statement/Prospectus shall not, at the time the Proxy Statement/Prospectus is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by AMS for inclusion in the Proxy Statement/Prospectus to be sent to the stockholders of AMS in connection with the AMS Stockholders' Meeting shall not, at the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to stockholders, at the time of the AMS Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to AMS, or its officers or directors, should be discovered by AMS which should be set forth in an amendment to the Proxy Statement/Prospectus, AMS shall promptly inform Advanced NMR. All documents that AMS is responsible for filing with the Commission in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder, and the 1934 Act and the rules and regulations thereunder.

                    (c) The information supplied by Advanced NMR and Acquisition Corp. for inclusion in the Proxy Statement/Prospectus shall not, at the time the Proxy Statement/Prospectus is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Advanced NMR and Acquisition Corp. for inclusion in the Proxy Statement/Prospectus to be sent to AMS and Advanced NMR stockholders in connection with the AMS Stockholders' Meeting and Advanced NMR Stockholders' Meeting, respectively, shall not at the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to AMS and Advanced NMR stockholders, at the time of the AMS Stockholders' Meeting and the Advanced NMR Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Advanced NMR or Acquisition Corp., or to their respective officers or directors, should be discovered by Advanced NMR which should be set forth in an amendment to the Proxy Statement/Prospectus or a supplement thereto, Advanced NMR shall promptly inform AMS. All documents that Advanced NMR is responsible for filing with the Commission in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder and the 1934 Act and the rules and regulations thereunder.

                    5.5  Consents and Approvals.  Subject to the terms and
                         ----------------------
          conditions provided herein, each of the parties hereto shall use reasonable commercial efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of this Agreement and the consummation of the transactions contemplated hereby. As soon as practicable after the date hereof, each of the parties hereto shall make all filings, applications, statements and reports to all Governmental Authorities and other Persons which are required to be made prior to the Closing Date pursuant to any applicable law or contract in connection with this Agreement and the transactions contemplated hereby.

                    5.6  Periodic Reports.  Until the Effective Time,
                         ----------------
          Advanced NMR and AMS each will, subject to the requirements of applicable laws, furnish to the other all filings to be made with the Commission and will solicit comments with respect thereto from the other, in each case at least 48 hours (or as soon thereafter as is practicable) prior to the time of such filings and the time of such mailings.

                    5.7  Publicity.  Prior to issuing any public
                         ---------
          announcement or statement with respect to the transactions contemplated hereby and prior to making any filing with any Federal or state governmental or regulatory agency or with any securities exchange with respect thereto, Advanced NMR and AMS will, subject to their respective legal obligations, consult with each other and will allow each other to review the contents of any such public announcement or statement and any such filing. Subject to the preceding sentence, Advanced NMR and AMS each agree to furnish to the other copies of all other public announcements they may make concerning their respective business and operations promptly after such public announcements are made.

                    5.8  Listing of Common Stock.  Advanced NMR will use
                         -----------------------
          its best efforts to cause to be prepared and submitted to NASDAQ an application covering the listing of the shares of Advanced NMR Common Stock on NASDAQ Small Cap or OTC Bulletin Board issuable in connection with the Merger and will use its reasonable best efforts to obtain, prior to the Closing, approval for the listing of such shares.

                    5.9  Blue Sky Approvals.  Advanced NMR and AMS will
                         ------------------
          obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement and the Merger.

                    5.10  Rule 145 Affiliates.  Prior to the Closing Date,
                          -------------------
          AMS shall deliver to Advanced NMR a letter representing that other than Advanced NMR, and to its best knowledge AMS has no "affiliates" for purposes of Rule 145 under the 1933 Act.


                                      ARTICLE VI


                         CONDITIONS PRECEDENT TO OBLIGATIONS
                        OF ACQUISITION CORP. AND ADVANCED NMR

                    The obligations of Acquisition Corp. and Advanced NMR to consummate the Merger are subject to the fulfillment at or before the Closing, or waiver thereof by Advanced NMR, of each of the following conditions:

                    6.1  Warranties True as of Closing Date.  The
                         ----------------------------------
          representations and warranties of AMS contained herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

                    6.2  Compliance With Agreements and Covenants.  AMS
                         ----------------------------------------
          shall have performed and complied with in all material respects all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by AMS on or prior to the Closing Date.

                    6.3  Consents and Approvals.  Advanced NMR shall have
                         ----------------------
          received written evidence satisfactory to it that all consents and approvals required for the consummation of the transactions contemplated hereby have been obtained, and all required filings have been made, except where the failure to obtain any such consent or approval or to make any such filing would not have an AMS Material Adverse Effect or an ANMR Material Adverse Effect.

                    6.4  Actions or Proceedings.  No preliminary or
                         ----------------------
          permanent injunction or other order by any federal or state court preventing consummation of the Merger shall have been issued and shall be continuing in effect, and the Merger and the other transactions contemplated hereby shall not be prohibited under any applicable federal or state law or regulation.

                    6.5  Approval of Merger.  The stockholders of AMS shall
                         ------------------
          have approved this Agreement and the Merger contemplated hereby in accordance with its certificate of incorporation and by-laws and the DGCL.

                    6.6  Approval of Recapitalization Transactions.  The
                         -----------------------------------------
          stockholders of Advanced NMR shall have approved the Recapitalization Transactions in accordance with its certificate of incorporation and by-laws and the DGCL.

                    6.7  Registration Statement.  The Registration
                         ----------------------
          Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and remain in effect.

                    6.8  Listing of Common Stock.  NASDAQ shall have
                         -----------------------
          approved the listing of all shares of Advanced NMR Common Stock to be issued in the Merger in accordance with Section 5.08 hereof.

                    6.9  Other Closing Documents.  Advanced NMR shall have
                         -----------------------
          received the executed Certificate of Merger and such other agreements and instruments as Advanced NMR shall reasonably request, in each case in form and substance reasonably satisfactory to Advanced NMR.

                    6.10  Dissenters' Rights.  There shall not be holders
                          ------------------
          of more than three percent (3%) of the issued and outstanding shares of AMS Common Stock who exercise dissenters' rights under the DGCL.


                                     ARTICLE VII


                      CONDITIONS PRECEDENT TO OBLIGATIONS OF AMS

                    The obligations of AMS to consummate the Merger are subject to the satisfaction or waiver by AMS of the following conditions precedent on or before the Closing Date:

                    7.1  Warranties True as of Closing Date.  The
                         ----------------------------------
          representations and warranties of Acquisition Corp. and Advanced
          NMR contained herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made by Acquisition Corp. and Advanced NMR on and as of the Closing Date.

                    7.2  Compliance with Agreements and Covenants.
                         ----------------------------------------
          Acquisition Corp. and Advanced NMR shall have performed and complied with in all material respects all of their covenants, obligations and agreements contained in this Agreement, to be performed and complied with by them on or prior to the Closing Date.

                    7.3  Consents and Approvals.  AMS shall have received
                         ----------------------
          written evidence satisfactory to it that all consents and approvals required for the consummation of the transactions contemplated hereby have been obtained, and all required filings have been made, except where the failure to obtain any such consent or approval or to make any such filing would not have an AMS Material Adverse Effect or an ANMR Material Adverse Effect.

                    7.4  Actions or Proceedings.  No preliminary or
                         ----------------------
          permanent injunction or other order by any federal or state court preventing consummation of the Merger shall have been issued and shall be continuing in effect, and the Merger and the other transactions contemplated hereby shall not be prohibited under any applicable federal or state law or regulation.

                    7.5  Approval of Recapitalization Transactions.  The
                         -----------------------------------------
          stockholders of Advanced NMR shall have approved the Recapitalization Transactions in accordance with its certificate of incorporation and by-laws and the DGCL.

                    7.6  Approval of Merger.  The stockholders of AMS shall
                         ------------------
          have approved this Agreement and the Merger contemplated hereby in accordance with its certificate of incorporation and by-laws and the DGCL.

                    7.7  Registration Statement.  The Registration
                         ----------------------
          Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and remain in effect.

                    7.8  Listing of Common Stock.  NASDAQ shall have
                         -----------------------
          approved the listing of all shares of Advanced NMR Common Stock to be issued in the Merger.

                    7.9  Other Closing Documents.  AMS shall have received
                         -----------------------
          such other agreements and instruments as AMS shall reasonably request, in each case in form and substance reasonably satisfactory to AMS.

                    7.10  Board Appointment.  The Advanced NMR Board shall
                          -----------------
          recommend the appointment of Bernard Weiner, M.D. to serve on the Advanced NMR Board subsequent to the Merger.


                                     ARTICLE VIII


                           TERMINATION AND INDEMNIFICATION

                    8.1  Termination.  This Agreement may be terminated and
                         -----------
          the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of
          AMS:

                    (a) by mutual written consent of the Board of Directors of Advanced NMR and the Board of Directors of AMS;

                    (b) by either Advanced NMR or AMS, by written notice to the other, if (i) the Effective Time shall not have occurred on or before October 31, 1997, (ii) the requisite vote of the stockholders of AMS to approve this Agreement shall not be obtained at the AMS Stockholders' Meeting, or any adjournments or postponements thereof, called therefor, (iii) the requisite vote of the stockholders of Advanced NMR to approve the Recapitalization Transactions shall not be obtained at the Advanced NMR Stockholders' Meeting, or any adjournments or postponements thereof, called therefor, (iv) a bona fide acquisition proposal is made by a third party to acquire all or substantially all of the outstanding shares of AMS Common Stock or a similar acquisition proposal for AMS or its assets is made which in either case the Board of Directors of AMS determines in good faith is more favorable to the AMS stockholders from a financial point of view than the Merger; or (v) any court of competent jurisdiction in the United States or any state shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under clause (v) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

                    (c)  by Advanced NMR, by written notice to AMS, if:

                            (i)  there shall have been any breach of any
                    representation, warranty, covenant or agreement of AMS hereunder which, if not remedied prior to the Closing Date, would have an AMS Material Adverse Effect and such breach shall not have been remedied, or AMS shall not have provided Advanced NMR with reasonable assurance that such breach will be remedied prior to the Closing Date, within ten days after receipt by AMS of notice in writing from Advanced NMR, specifying the nature of such breach and requesting that it be remedied; or

                            (ii) the Special Committee of the Board of
                    Directors and/or the Board of Directors of AMS shall withdraw or modify in any manner adverse to Advanced NMR its approval or recommendation of this Agreement or the Merger.

                    (d)  by AMS, by written notice to Advanced NMR, if:

                            (i)  there shall have been any breach of any
                    representation, warranty, covenant or agreement of Advanced NMR hereunder which, if not remedied prior to the Closing Date, would have an ANMR Material Adverse Effect and such breach shall not have been remedied or Advanced NMR shall not have provided AMS with reasonable assurance that such breach will be remedied prior to the Closing Date, within ten days after receipt by Advanced NMR of notice in writing from AMS, specifying the nature of such breach and requesting that it be remedied; or

                            (ii) the Board of Directors of Advanced NMR or
                    any committee thereof shall withdraw or modify in any manner adverse to AMS its approval or recommendation of this Agreement or the Merger or the Recapitalization Transactions.

                    8.2  Effect of Termination and Abandonment.  In the
                         -------------------------------------
          event of termination of this Agreement and abandonment of the Merger pursuant to this Article VIII, no party hereto (or any of
                                  ------------
          its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except for the termination payments provided in Section 8.3 and except that nothing herein will relieve any party from liability for any willful breach of this Agreement.

                    8.3  Termination Payments.  If Advanced NMR shall
                         --------------------
          terminate this Agreement pursuant to Sections 8.1(b)(iv) or 8.1(c)(i), AMS shall pay $500,000 to Advanced NMR not later than ten days after notice from Advanced NMR to AMS. If AMS shall terminate this Agreement pursuant to Section 8.1(d)(i), Advanced NMR shall pay $500,000 to AMS not later than ten days after notice from AMS to Advanced NMR.

                    8.4  Indemnification by Advanced NMR.
                         -------------------------------

                    (a) For a period of six years after the Effective Time, Advanced NMR shall indemnify, defend and hold harmless the present and former officers, directors and employees of AMS (the "Indemnified Parties") against all losses, claims, damages, costs, expenses, obligations, liabilities or judgments, or amounts that are paid in settlement with the approval of Advanced NMR (which approval shall not be unreasonably withheld) resulting from or arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the same extent as presently provided to the officers and directors of Advanced NMR.

                    (b) In the event that Advanced NMR or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of Advanced NMR shall assume the obligations set forth in paragraph (a) above.

                    (c) Advanced NMR shall pay all expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 8.4.

                    (d) This Section 8.4 is intended for the benefit of and to grant third party rights to the Indemnified Parties and each of the Indemnified Parties is entitled to enforce the rights contained herein.


                                      ARTICLE IX


                                    MISCELLANEOUS

                    9.1  Expenses.  Except as otherwise provided in Section
                         --------
          8.3 of this Agreement, each party hereto shall bear its own expenses with respect to the transactions contemplated hereby.

                    9.2  Amendment.  This Agreement may be amended,
                         ---------
          modified or supplemented but only in writing signed by Acquisition Corp., Advanced NMR and AMS.

                    9.3  Non-Survival of Representations, Warranties,
                         --------------------------------------------
          Covenants and Agreements.  All representations, warranties,
          ------------------------
          covenants and agreements contained in this Agreement or in any instrument delivered in connection herewith shall not survive the Merger, except as otherwise specifically provided in this Agreement and except for the agreements contained in this Section
                                                                    -------
          9.3 and in Articles I and IX and in Sections 8.3 and 8.4.
          ---        ----------     --

                    9.4  Notices.  Any notice, request, instruction or
                         -------
          other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person, (b) on the date of transmission if sent by telex, facsimile or other wire transmission or (c) three Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

                    (a)  If to AMS:

                            Advanced Mammography Systems, Inc.
                            46 Jonspin Road
                            Wilmington, Massachusetts 01187
                            Attention:  Jack Nelson,
                                        Chairman of the Board
                            Facsimile No.: (508) 658-8876

                            with a copy to:

                            Noah Klarish, Esq.
                            Noah Klarish & Associates, P.C.
                            230 Park Avenue
                            32nd Floor
                            New York, New York 10169
                            Facsimile No.:  (212) 973-1112

                    (b)  If to Advanced NMR or Acquisition Corp.:

                            Advanced NMR Systems, Inc.
                            46 Jonspin Road
                            Wilmington, Massachusetts  01887
                            Attention:  Jack Nelson
                                 Chairman of the Board
                            Facsimile No.:  (508) 658-8876

                            with a copy to:

                            Reid & Priest LLP
                            40 West 57th Street
                            New York, NY  10019
                            Attention:  Bruce A. Rich, Esq.
                            Facsimile No.:  (212) 603-2001

          or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

                    9.5  Waivers.  The failure of a party hereto at any
                         -------
          time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

                    9.6  Interpretation.  The headings preceding the text
                         --------------
          of Articles and Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. Underscored references to Articles, Sections, Paragraphs, Subsections, Subparagraphs, Schedules or Exhibits shall refer to those portions of this Agreement.

                    9.7  Applicable Law.  This Agreement shall be governed
                         --------------
          by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

                    9.8  Assignment.  This Agreement shall be binding upon
                         ----------
          and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no assignment of any rights or obligations shall be made by any party without the prior written consent of all the other parties hereto.

                    9.9  No Third Party Beneficiaries.  This Agreement is
                         ----------------------------
          solely for the benefit of the parties hereto and, to the extent provided herein, and their respective directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

                    9.10  Enforcement of the Agreement.  The parties hereto
                          ----------------------------
          agree that irreparable damage would result in the event that any provision of this Agreement is not performed in accordance with specific terms or is otherwise breached. It is accordingly agreed that the parties hereto will be entitled to equitable relief including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof.

                    9.11  Further Assurances.  Upon the request of Advanced
                          ------------------
          NMR or Acquisition Corp., AMS will on and after the Closing Date execute and deliver to Acquisition Corp. such other documents, releases, assignments and other instruments as may be required to effectuate completely the transactions contemplated by this Agreement.

                    9.12  Severability.  If any provision of this Agreement
                          ------------
          shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

                    9.13  Remedies Cumulative.  The remedies provided in
                          -------------------
          this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

                    9.14  Entire Understanding.  This Agreement and the
                          --------------------
          Related Agreements set forth the entire agreement and understanding of the parties hereto and supersede all prior agreements, arrangements and understandings among the parties hereto.

                    9.15   Waiver of Jury Trial.   Each party hereto waives
                           --------------------
          the right to a trial by jury in any dispute in connection with the transactions contemplated by this Agreement and the Related Agreements, and agrees to take any and all action necessary or appropriate to effect such waiver.

                    9.16   Counterparts.  This Agreement may be executed in
                           ------------
          counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                        [Signature Page Appears On Next Page]

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.
                                           ADVANCED NMR SYSTEMS, INC.



                                           By: /s/ Jack Nelson
                                              -----------------------------
                                               Name:   Jack Nelson
                                               Title:  Chairman


                                           ANMR/AMS MERGER CORP.



                                           By: /s/ Jack Nelson
                                              -----------------------------
                                               Name:   Jack Nelson
                                               Title:  President


                                           ADVANCED MAMMOGRAPHY SYSTEMS,
                                             INC.


                                           By: /s/ Enrique Levy
                                              -----------------------------
                                               Name:   Enrique Levy
                                               Title:  President